FOR IMMEDIATE RELEASE                                   Quarterly Report
 Date:      January 21, 2003                             Stock Exchange: Nasdaq
 Contact:   Donald F. Holt, EVP/CFO
 (717) 920-5801, Fax (717) 920-1683


             COMMUNITY BANKS, INC. REPORTS RECORD ANNUAL EARNINGS

   Harrisburg, PA- Community Banks, Inc. "Community" (Listed on Nasdaq: CMTY)


     Community Banks, Inc., a Harrisburg, Pennsylvania-based financial services company with more than $1.6 billion in assets, today reported record annual earnings performance for the year ended December 31, 2002. Year over year net income reached an all-time high of nearly $18.5 million while diluted earnings per share grew to $1.95 per share, or an increase of 34% in earnings performance. Results in 2001 had been reduced due to nonrecurring expenses from a merger at the end of the first quarter of that year. Return on average assets and return on average equity, two important measures of profit performance reached 1.17% and 15.46%, respectively, in 2002. Annual results were tempered by a more modest increase in fourth quarter earnings performance as net income and earnings per share grew to $4.6 million and $0.49 per share, respectively, reflecting an increase of 4% in profit performance from the same quarter of 2001.

     During the fourth quarter of 2002, most financial institutions struggled to improve net interest income, their single largest revenue source, due to margin compression caused by the impact of further interest rate declines and by sluggish loan demand, particularly for commercial borrowers. Declines in interest rates and heightened competitive pressures have pushed yields on earning assets lower and have outpaced the opportunity to achieve similar reductions in deposit and funding costs. Moreover, businesses have shown signs of reluctance in adding to existing debt levels until domestic economic conditions and the threat of international military conflict improves. Consequently, revenue growth was somewhat constrained during the quarter. In spite of these adverse geopolitical and economic conditions, results for the fourth quarter showed modest improvement over the year earlier period and closely resembled results for the third quarter of 2002.

     " We continue to be concerned over the soft economy, the low interest rate environment, and the tightening effect they have had on commercial activity and
revenue  growth  from  traditional  banking  activities",   commented  Eddie  L.
Dunklebarger, President and Chief Executive Officer. "At the same time, we continue to seek ways to diversify our revenue stream and remain in a solid financial position, poised to take advantage of market opportunities as the economy improves", he added.
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     While growth trends slowed from the pace seen  throughout most of the early portion of 2002, Community still realized growth in loans, earning assets and deposits since the fourth quarter of 2001. Growth in average balances for the fourth quarter of 2002 resulted in loans of $907 million, earning assets in excess of $1.5 billion and a deposit base of more than $1.1 billion. Quarter
over  quarter   increases   resulted  in  growth  rates  of  6%,  11%,  and  12%
respectively.   Community  also  continued  to  see   improvement  in  the  risk
characteristics underlying its loan portfolio, as non-performing assets dropped to $10.5 million, a reduction of nearly 10%. Likewise, the ratio of the allowance for loan losses to non-accrual loans grew to 131% since the end of 2001, providing appropriate coverage for future loss experience.

     During the fourth quarter of 2002, Community announced the acquisition of Abstracting Company of York, a title insurance and abstracting company, and the Shultz Insurance Agency in Hanover, Pennsylvania. The operations of these two companies will be blended with existing operations of other wholly owned subsidiaries of Community Banks, resulting in an expansion of both the depth and breadth of services available as well as operating efficiencies. In January, 2003, Community announced the acquisition of Erie Financial Group, Inc., a York, Pennsylvania-based mortgage banking company whose addition will substantially broaden Community's residential mortgage operations and provide additional synergies with their other insurance and title business. Community now boasts a community office network of 44 branches, combined with an expansive ATM network and a variety of financial services offered through its banking offices and through specialized subsidiaries.

     This press release contains "forward looking" information as defined by the Private Securities Litigation Reform Act of 1995, that is based on Community's current expectations, estimates and projections about future events and financial trends affecting the financial condition of its business. These statements are not historical facts or guarantees of future performance, events, or results. Such statements involve potential risks and uncertainties and, accordingly, actual performance results may differ materially. Community undertakes no obligation to publicly update or revise forward looking information, whether as a result of new, updated information, future events, or otherwise.



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



                                                         Community Banks, Inc.

                                                   Selected Financial Information
                                       (Dollars in thousands, except per share data and ratios)


                                                                            Three Months Ended                  Year Ended
                                                                                December 31,                    December 31,
                                                                            2002           2001               2002         2001
                                                                        ---------------------------      -------------------------
Consolidated summary of operations:

     Interest income                                                     $  23,965      $  24,609         $  96,700     $  98,075
     Interest expense                                                       11,233         12,311            46,212        52,140
                                                                            ------         ------            ------        ------
       Net interest income                                                  12,732         12,298            50,488        45,935
     Provision for loan losses                                                 600          1,330             3,350         5,080
                                                                               ---          -----             -----         -----
       Net interest income after provision for loan losses                  12,132         10,968            47,138        40,855
                                                                            ------         ------            ------        ------


     Other income:
     Investment management and trust services                                  228            260               993           740
     Service charges on deposit accounts                                       932            858             3,440         3,023
     Other service charges, commissions, and fees                              941            438             2,796         1,783
     Investment security gains                                                 434            448             1,034         1,704
     Insurance premium income and commissions                                  503            432             2,016         1,483
     Gains on loan sales                                                       425            500             1,221         1,367
     Other income                                                              516            645             2,800         2,041
                                                                               ---            ---             -----         -----
       Total other income                                                    3,979          3,581            14,300        12,141
                                                                             -----          -----            ------        ------

     Other expenses:
     Salaries and employee benefits                                          5,668          4,799            21,636        18,528
     Net occupancy expense                                                   1,718          1,273             6,051         5,267
     Merger and restructuring related expenses                                 ---            285               ---         1,968
     Other operating expenses                                                3,226          3,093            11,938        10,758
                                                                             -----          -----            ------        ------
       Total other expense                                                  10,612          9,450            39,625        36,521
                                                                            ------          -----            ------        ------
       Income before income taxes                                            5,499          5,099            21,813        16,475
     Income taxes                                                              863            661             3,367         2,879
                                                                               ---            ---             -----         -----

       Net income                                                        $   4,636      $   4,438         $  18,446     $  13,596
                                                                         =========      =========         =========     =========


     Net loan charge-offs                                                $   1,025      $     987         $   3,139     $   3,276
     Net interest margin (FTE)                                                3.65%          3.87%             3.78%         3.83%
     Efficiency ratio 2]                                                     59.84%         56.42%            57.02%        59.77%
     Return on average assets 2]                                              1.13%          1.18%             1.17%          .97%
     Return on average stockholders' equity 2]                               14.46%         15.11%            15.46%        12.21%

Consolidated per share data: 1]

     Basic earnings per share                                            $     .51      $     .48         $    2.00     $    1.48
                                                                         =========      =========         =========     =========

     Diluted earnings per share                                          $     .49      $     .47         $    1.95     $    1.45
                                                                         =========      =========         =========     =========

     Book value at end of period 3]                                      $   13.40      $   12.41         $   13.40     $   12.41
                                                                         =========      =========         =========     =========
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



                                                       Community Banks, Inc.

                                                  Selected Financial Information
                                       (Dollars in thousands, except per share data and ratios)



Consolidated balance sheet data:

                                                                    Three Months Ended                        Year Ended
                                                                         December 31,                         December 31,
                                                                   2002               2001               2002              2001
                                                              -------------------------------      -------------------------------
Average total loans                                           $    906,574       $    852,947      $    886,808      $    834,058
Average earning assets                                           1,540,815          1,392,549         1,487,296         1,309,525
Average assets                                                   1,633,859          1,486,958         1,580,046         1,398,521
Average deposits                                                 1,120,128            998,205         1,091,748           976,922
Average stockholders' equity                                       127,226            116,550           119,352           111,381
Average diluted shares outstanding 1]                            9,378,000          9,503,000         9,442,000         9,419,000


                                                              December 31,       December 31,         12/31/02 vs.12/31/01
                                                                  2002              2001                   % Change
                                                              ------------      -------------        -----------------------


Assets                                                        $  1,679,898       $  1,509,734                 11.3
Total loans                                                        904,568            857,278                  5.5
Deposits                                                         1,132,913          1,003,225                 12.9
Stockholders' equity 3]                                            122,624            115,273                  6.4
Accumulated other comprehensive income (loss)                        6,538             (4,024)              (262.5)
Diluted shares outstanding 1]                                    9,379,000          9,516,000                 (1.4)


Non-accrual loans                                             $      9,393       $     11,090                (15.3)
Other real estate owned                                              1,183                631                 87.5
                                                                     -----                ---                 ----
      Total non-performing assets                                   10,576             11,721                 (9.8)
Accruing loans 90 days past due                                        961              1,659                (42.1)
                                                                       ---              -----                 -----

     Total risk elements                                      $     11,537      $      13,380                (13.8)
                                                              ============      =============                =====

Allowance for loan losses                                     $     12,343      $      12,132                  1.7


Asset quality ratios:

Allowance for loan losses to total loans
     outstanding                                                     1.36%              1.42%
Allowance for loan losses to non-accrual loans                        131%               109%
Non-accrual loans to total loans
     outstanding                                                     1.04%              1.29%
Non-performing assets to total assets                                 .63%               .78%
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1] Per share and share data have been restated to reflect a 5% stock dividend paid April 30, 2002.
2] Including merger and restructuring related expenses for
     the period ending December 31, 2001.
3] Excluding accumulated other comprehensive income (loss).

Certain amounts reported in the periods ended December 31, 2001 have been reclassified to conform with the 2002 presentation. These reclassifications did not impact the Corporation's financial condition or results of operations.